NEWS	Exhibit 99.1

Chris Meyer
Vice President, Investor Relations & Treasurer
(813) 830-5311

Bloomin’ Brands, Inc. Announces Fiscal 2014 First Quarter Adjusted Diluted Earnings Per Share of $0.46 and GAAP Diluted Earnings Per Share of $0.42; Reaffirms Full-Year 2014 Guidance Including Adjusted Diluted Earnings Per Share of at Least $1.21

18th Consecutive Quarter of Sales and Traffic Outperformance Versus Industry

TAMPA, Fla., May 9, 2014 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported financial results for the thirteen weeks ended March 30, 2014.

Key highlights for the thirteen weeks ended March 30, 2014 include the following:

•
Total revenues increased 6.0% to $1.2 billion and include the impact of one less operating day due to the change in the Company’s fiscal year end from a calendar year ending on December 31 to a 52-53 week fiscal year

•
Comparable sales for Company-owned core domestic concepts were flat while traffic decreased 1.6% driven by an estimated (1.7%) of aggregate impact from unfavorable weather and a shift in the timing of holidays

•	Adjusted operating income margin* was 8.4% versus 8.9% in the first quarter of 2013 and U.S. GAAP operating income margin was 7.8% versus 8.9% in the first quarter of 2013

•	Effective income tax rate of 24.8% versus 14.1% in the first quarter of 2013

•	Adjusted EBITDA* was $143.1 million versus $140.9 million in the first quarter of 2013

•
Adjusted net income* was $58.5 million versus $63.2 million in the first quarter of 2013 and U.S. GAAP Net income attributable to Bloomin’ Brands was $53.7 million versus $63.2 million in the first quarter of 2013

•
Adjusted diluted earnings per share* were $0.46 per share, a decrease of $0.04 from the first quarter of 2013, and GAAP Diluted earnings per share were $0.42 per share, a decrease of $0.08 from the first quarter of 2013

The following table reconciles Adjusted diluted earnings per share to Diluted earnings per share for the periods as indicated below:

	THIRTEEN WEEKS ENDED MARCH 30, 2014	THREE MONTHS ENDED MARCH 31, 2013	CHANGE
Adjusted diluted earnings per share*	$0.46	$0.50	$(0.04)
Adjustments*	(0.04)	—	(0.04)
Diluted earnings per share	$0.42	$0.50	$(0.08)
_________________

*
Denoted items are non-GAAP measurements, which include adjustments to the financial results as determined under U.S. GAAP. See Reconciliations of Non-GAAP Measures to U.S. GAAP Results included later in this release.

“Our brands held up well in a challenging environment and we continued to gain share.” said Elizabeth Smith, CEO. “First quarter results were consistent with our expectations and we remain on track to deliver our sales and earnings guidance for the year.”

Financial Results

The following summarizes the Company’s results for the thirteen weeks ended March 30, 2014:

•
Total revenues increased 6.0% to $1.2 billion. This increase was primarily due to the consolidation of restaurant sales generated by the formerly unconsolidated joint venture restaurants in Brazil and additional revenues from opening new restaurants. The increase in Total revenues was partially offset by declines in average unit volumes in the Company’s South Korean restaurants, the loss of one operating day due to the the Company’s change to a 52-53 week fiscal year, the closing of 25 restaurants since March 31, 2013, and the removal of royalty income related to the consolidation of the Company’s Brazilian operation.

•
Comparable sales for Company-owned core domestic concepts were flat as a result of increases in general menu prices offset by a 1.6% decline in customer traffic. Traffic was negatively impacted by approximately 1.7% due to the combined impact of unfavorable weather and a shift in the timing of holidays in 2014. In addition, comparable sales were negatively impacted by a change in mix in the Company’s product sales. Results by concept were as follows:

THIRTEEN WEEKS ENDED MARCH 30, 2014	COMPANY- OWNED
Domestic comparable restaurant sales (stores open 18 months or more)
Outback Steakhouse	0.8%
Carrabba’s Italian Grill	(1.8)%
Bonefish Grill	(1.5)%
Fleming’s Prime Steakhouse and Wine Bar	1.7%

•
Adjusted restaurant-level operating margin as a percentage of Restaurant sales was 18.0% for the thirteen weeks ended March 30, 2014 versus 18.4% for the comparable period in 2013. This decrease was primarily attributable to commodity inflation, costs associated with lunch expansion, lower average unit volumes in the Company’s South Korean restaurants, higher advertising expenses, and costs associated with the new menu rollout at Carrabba’s Italian Grill. The decrease was partially offset by productivity savings, menu pricing and the operating margin benefit from the consolidation of the formerly unconsolidated joint venture restaurants in Brazil.

•
Adjusted operating income as a percentage of Total revenues was 8.4% for the thirteen weeks ended March 30, 2014 versus 8.9% for the comparable period in 2013. This decrease was driven primarily by lower Adjusted restaurant-level operating margins and higher Depreciation and amortization. This was partially offset by lower expense associated with the timing of the Company’s annual managing partner conference.

•
The Company opened 15 new system-wide locations: six Bonefish Grill restaurants, two Carrabba’s Italian Grill restaurants, one Outback Steakhouse, one Fleming’s Prime Steakhouse and Wine Bar and five Company-owned international Outback Steakhouse restaurants, three in Brazil and one each in South Korea and China.

Other Events

•	The Company’s fiscal first quarter adjusted results reflect the following items:

◦
As previously announced, in the fourth quarter of 2013 the Company completed an assessment of its restaurant base in advance of capital and development planning for the 2014 fiscal year. As a result of this assessment, the Company decided to close 22 underperforming restaurants primarily within the Outback Steakhouse concept. In connection with this initiative, the Company incurred an aggregate $4.9 million for non-cancelable operating lease liabilities and restaurant closing costs in the thirteen weeks ended March 30, 2014.

◦
In connection with the Company’s acquisition of a controlling interest in its Brazilian joint venture, an adjustment of approximately $1.5 million for pre-tax, non-cash amortization of intangibles was recorded in the thirteen weeks ended March 30, 2014. This amount represents the Company’s portion of the amortization of reacquired franchise rights and favorable and unfavorable leases.

◦
On March 10, 2014, certain stockholders of the Company completed a secondary public offering of 20.7 million shares of the Company’s common stock at a public offering price of $24.50 per share. All of the shares were offered by certain stockholders of the Company, and the Company did not receive any proceeds from the offering. After the completion of this transaction, the Company no longer qualifies as a “controlled company” within the meaning of the corporate governance rules of Nasdaq. The Company incurred approximately $1.1 million of transaction-related expenses in the thirteen weeks ended March 30, 2014, primarily related to this transaction.

•
As previously reported, the Company’s Board of Directors approved a change in the Company’s fiscal year end from a calendar year ending on December 31 to a 52-53 week fiscal year ending on the last Sunday in December, effective beginning with fiscal year 2014. The fiscal year change was made on a prospective basis and the Company did not adjust operating results for prior periods. For the thirteen weeks ended March 30, 2014, the fiscal year end change had the following impact as compared to prior year primarily because of one fewer operating day in the current period:

◦	Total revenues were approximately $7.5 million lower;

◦	Adjusted net income and U.S. GAAP Net income were approximately $1.5 million lower; and

◦	Adjusted diluted earnings per share and U.S. GAAP Diluted earnings per share were approximately $0.01 lower.

•
During the thirteen weeks ended March 30, 2014, the Company’s wholly-owned subsidiary, OSI Restaurant Partners, LLC, (“OSI”) made $10.0 million of voluntary prepayments on its outstanding senior secured Term Loan B. The balance of the Term Loan B as of March 30, 2014 was $925.0 million.

•
In April 2014, the Company initiated a process to refinance its outstanding senior secured credit facilities. At the time of this release, the terms of the agreement are not final. Upon completion of the refinancing, we expect total outstanding indebtedness under the new credit facilities to be consistent with the total amount outstanding under our current credit facilities. If the refinancing is completed, the Company anticipates lower interest expense in 2014.

Fiscal 2014 Financial Outlook

The Company is reaffirming its full-year guidance for blended core domestic comparable restaurant sales growth of between 1.0% to 2.0% and Adjusted diluted earnings per share to be at least $1.21 as previously communicated in its February 25, 2014 earnings release.

U.S. GAAP net income, U.S. GAAP diluted earnings per share and General and Administrative expense may differ from guidance. This is the result of expenses related to the Company’s anticipated refinancing of its senior secured credit facilities. These expenses will be excluded from all adjusted metrics. All other elements of the guidance included in the February 25, 2014 release remain intact.

Conference Call
The Company will host a conference call today, May 9, 2014 at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (877) 941-1427 or (480) 629-9664 for international callers. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4678154. The replay will be available through Friday, May 16, 2014. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website, after the call.

About Bloomin’ Brands, Inc.
The Company is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has five founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse and Wine Bar and Roy’s, with all except Roy’s considered core concepts. The Company operates more than 1,500 restaurants in 48 states, Puerto Rico, Guam and 21 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “Fiscal 2014 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; weather, acts of God and other disasters; the seasonality of the Company’s business; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; competition and changes in consumer tastes and the level of acceptance of the Company’s restaurant concepts (including consumer acceptance of prices); consumer reaction to public health issues; consumer perception of food safety; demographic trends; the cost of advertising and media; government actions and policies; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments; the availability of credit presently arranged from the Company’s revolving credit facilities; and the cost and availability of credit for the proposed refinancing of the Company’s credit facilities including the possibility the refinancing is not completed. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its Form 10-K filed with the Securities and Exchange Commission on March 3, 2014.  The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

BLOOMIN’ BRANDS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	THIRTEEN WEEKS ENDED MARCH 30, 2014	THREE MONTHS ENDED MARCH 31, 2013
	(unaudited)	(unaudited)
Revenues
Restaurant sales	$1,150,525	$1,082,356
Other revenues	7,334	9,894
Total revenues	1,157,859	1,092,250
Costs and expenses
Cost of sales	373,614	349,989
Labor and other related	311,418	299,867
Other restaurant operating	256,518	233,809
Depreciation and amortization	46,165	40,196
General and administrative	74,054	72,491
Provision for impaired assets and restaurant closings	6,064	1,896
Income from operations of unconsolidated affiliates	—	(2,858)
Total costs and expenses	1,067,833	995,390
Income from operations	90,026	96,860
Other expense, net	(164)	(217)
Interest expense, net	(16,598)	(20,880)
Income before provision for income taxes	73,264	75,763
Provision for income taxes	18,164	10,707
Net income	55,100	65,056
Less: net income attributable to noncontrolling interests	1,367	1,833
Net income attributable to Bloomin’ Brands	$53,733	$63,223

Net income	$55,100	$65,056
Other comprehensive income:
Foreign currency translation adjustment	(5,365)	(4,532)
Comprehensive income	49,735	60,524
Less: comprehensive income attributable to noncontrolling interests	1,367	1,833
Comprehensive income attributable to Bloomin’ Brands	$48,368	$58,691

Earnings per share:
Basic	$0.43	$0.52
Diluted	$0.42	$0.50
Weighted average common shares outstanding:
Basic	124,542	121,238
Diluted	127,851	126,507

Supplemental Balance Sheet Information (in thousands):

	MARCH 30, 2014	DECEMBER 31, 2013
	(unaudited)
Cash and cash equivalents (1)	$172,604	$209,871
Net working capital (deficit) (2)	(226,345)	(260,471)
Total assets	3,208,790	3,274,174
Total debt, net	1,405,133	1,419,143
Total stockholders’ equity	530,176	482,709
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

Reconciliations of Non-GAAP Measures to U.S. GAAP Results (unaudited)

In addition to the results provided in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), the Company provides non-GAAP measures which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margins, (ii) Adjusted income from operations and the corresponding margins, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share and (v) EBITDA and Adjusted EBITDA. These non-GAAP measures are not measurements of the Company’s operating or financial performance under U.S. GAAP and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as measures of the Company’s liquidity. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.

•
Restaurant-level operating margins are calculated as Restaurant sales after deduction of the main restaurant-level operating costs (comprising Cost of sales, Labor and other related and Other restaurant operating). Adjusted restaurant-level operating margins are calculated by eliminating from Restaurant-level operating margins the impact of items that are not considered indicative of ongoing operations consistent with the other non-GAAP measures discussed below. The Company provides this non-GAAP measure because it believes it is useful for investors to assess core restaurant operations without the effect of certain adjustments. For the periods presented, Adjusted restaurant-level operating margin includes the adjustment for the deferred rent write-off associated with the fourth quarter of 2013 decision to close 22 underperforming locations. The write-off of the deferred rent liability was recorded in Other restaurant operating during the thirteen weeks ended March 30, 2014. No adjustments impacted Restaurant-level operating margins during the three months ended March 31, 2013.

•
Adjusted income from operations, Adjusted net income and Adjusted diluted earnings per share are calculated by eliminating from Income from operations, Net income attributable to Bloomin’ Brands and Diluted earnings per share the impact of items that are not considered indicative of ongoing operations. The Company provides these non-GAAP measures because it believes they are useful for investors to assess the operating performance of the business without the effect of certain adjustments. For the periods presented, the non-GAAP adjustments include transaction-related expenses primarily attributable to costs associated with the secondary offering of the Company’s common stock in March 2014; certain restaurant closing charges; purchased intangibles amortization; and an adjustment to the Provision for income taxes based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate.

•
Earnings before interest, taxes and depreciation and amortization (“EBITDA”) and Adjusted EBITDA (calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non-cash expenses and other significant unusual items that the Company does not consider representative of its underlying business performance) are supplemental measures of operating performance.  The Company believes that EBITDA and Adjusted EBITDA are useful measures for investors as they permit a comparative assessment of its operating performance relative to its performance based on its U.S. GAAP results, while isolating the effects of some items that vary from period to period and to facilitate company-to-company comparisons within the restaurant industry by eliminating some of these foregoing variations.

The use of these measures permits a comparative assessment of the Company’s operating performance relative to its performance based on U.S. GAAP results, while isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, the inclusion of these adjusted measures should not be construed as an indication that future results will be unaffected by unusual or infrequent items or that the items for which the adjustments have been made are unusual or infrequent. In the future, the Company may incur expenses or generate income similar to the adjusted items. The Company further believes that the disclosure of these non-GAAP measures is useful to investors as they form the basis for how the Company’s management team and Board of Directors evaluate the Company’s performance including for achievement of objectives under the Company’s cash and equity compensation plans. By disclosing these non-GAAP measures, the Company believes that it is providing for investors the basis for a greater understanding of, and an enhanced level of transparency into, the means by which the management team operates the business.

Reconciliations of Non-GAAP Financial Measures - Adjusted Restaurant-Level Operating Margin

The following tables show the percentages of certain operating cost financial statement line items in relation to Restaurant sales on both a U.S. GAAP basis and an adjusted basis, as indicated, for the thirteen weeks ended March 30, 2014 and the three months ended March 31, 2013:

	THIRTEEN WEEKS ENDED MARCH 30, 2014		THREE MONTHS ENDED MARCH 31, 2013	(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED 2014 VS. ADJUSTED 2013
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP AND ADJUSTED (2)
Restaurant sales	100.0%	100.0%	100.0%

Cost of sales	32.5%	32.5%	32.3%	(0.2)%
Labor and other related	27.1%	27.1%	27.7%	0.6%
Other restaurant operating	22.3%	22.5%	21.6%	(0.9)%

Restaurant-level operating margin	18.2%	18.0%	18.4%	(0.4)%
_________________

(1)
Adjusted restaurant-level operating margins include the adjustment for the deferred rent liability write-off associated with the fourth quarter of 2013 decision to close 22 underperforming locations. The write-off of the deferred rent liability was recorded in Other restaurant operating during the thirteen weeks ended March 30, 2014.

(2)	No adjustments impacted Restaurant-level operating margins during the three months ended March 31, 2013.

Reconciliations of Non-GAAP Financial Measures - Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted Earnings Per Share and Adjusted Diluted Earnings Per Share

The following table reconciles Adjusted income from operations and the corresponding margins, Adjusted net income and Adjusted diluted earnings per share, for the thirteen weeks ended March 30, 2014 and the three months ended March 31, 2013 to their respective most comparable U.S. GAAP measures (in thousands, except per share amounts):

	THIRTEEN WEEKS ENDED MARCH 30, 2014	THREE MONTHS ENDED MARCH 31, 2013
Income from operations	$90,026	$96,860
Operating income margin	7.8%	8.9%
Adjustments:
Transaction-related expenses (1)	1,118	—
Other losses (2)	4,929	—
Purchased intangibles amortization (3)	1,458	—
Adjusted income from operations	$97,531	$96,860
Adjusted operating income margin	8.4%	8.9%

Net income attributable to Bloomin’ Brands	$53,733	$63,223
Adjustments:
Transaction-related expenses (1)	1,118	—
Other losses (2)	4,929	—
Purchased intangibles amortization (3)	1,458	—
Total adjustments, before income taxes	7,505	—
Adjustment to provision for income taxes (4)	(2,695)	—
Net adjustments	4,810	—
Adjusted net income	$58,543	$63,223

Diluted earnings per share	$0.42	$0.50
Adjusted diluted earnings per share	$0.46	$0.50

Diluted weighted average common shares outstanding	127,851	126,507
_________________

(1)	Transaction-related expenses primarily relate to costs incurred with the secondary offering of the Company’s common stock completed in March 2014.

(2)
During the thirteen weeks ended March 30, 2014, the Company incurred additional expenses for non-cancelable operating lease liabilities and restaurant closing costs associated with the fourth quarter of 2013 decision to close 22 underperforming locations.

(3)
Represents the Company’s proportional share of non-cash amortization of intangibles recorded as a result of the acquisition of a controlling ownership interest in the Company’s Brazilian operations and includes amortization for reacquired franchise rights and favorable and unfavorable leases.

(4)	Income tax effect of adjustments for the thirteen weeks ended March 30, 2014 was calculated based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate.

Reconciliations of Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA

The following table reconciles Net income attributable to Bloomin’ Brands to EBITDA and Adjusted EBITDA for the thirteen weeks ended March 30, 2014 and the three months ended March 31, 2013 (in thousands):

	THIRTEEN WEEKS ENDED MARCH 30, 2014	THREE MONTHS ENDED MARCH 31, 2013
Net income attributable to Bloomin’ Brands	$53,733	$63,223
Provision for income taxes	18,164	10,707
Interest expense, net	16,598	20,880
Depreciation and amortization	46,165	40,196
EBITDA	134,660	135,006
Impairments and disposals (1)	399	876
Transaction-related expenses (2)	1,118	—
Stock-based compensation expense	3,575	4,429
Other losses (3)	3,335	582
Adjusted EBITDA	$143,087	$140,893
_________________

(1)	Represents the elimination of non-cash impairment charges for fixed assets and intangible assets and net gains or losses on the disposal of fixed assets.

(2)	Transaction-related expenses primarily relate to costs incurred with the secondary offering of the Company’s common stock completed in March 2014.

(3)
Represents expenses incurred as a result of (losses) gains on the Company’s partner deferred compensation participant investment accounts net of the loss (gain) on the corporate-owned life insurance policies that are held for settlement of the Company’s obligations under these programs, foreign currency loss (gain), the loss (gain) on the cash surrender value of executive life insurance and additional expenses for non-cancelable operating lease liabilities and restaurant closing costs of approximately $4.9 million associated with the fourth quarter of 2013 decision to close 22 underperforming locations.

Comparative Store Information

The table below presents the number of the Company’s restaurants in operation at the end of the periods indicated:

	MARCH 30,	MARCH 31,
	2014	2013
Number of restaurants (at end of the period):
Outback Steakhouse
Company-owned—domestic	650	663
Company-owned—international (1) (2)	171	117
Franchised—domestic	104	106
Franchised and joint venture—international (1)	51	89
Total	976	975
Carrabba’s Italian Grill
Company-owned	240	234
Franchised	1	1
Total	241	235
Bonefish Grill
Company-owned	192	174
Franchised	5	7
Total	197	181
Fleming’s Prime Steakhouse and Wine Bar
Company-owned	66	65
Roy’s
Company-owned	20	22
System-wide total	1,500	1,478
____________________

(1)
Effective November 1, 2013, the Company acquired a controlling interest in its Brazilian operations resulting in the consolidation and reporting of 47 restaurants (as of the acquisition date) as Company-owned locations that are reported as unconsolidated joint venture locations in the historical period presented.

(2)
The restaurant count for Brazil is reported as of February 28, 2014 to correspond with the balance sheet date of this subsidiary and, therefore, excludes one restaurant that opened in March 2014. Restaurant counts for the Company’s Brazilian operations were reported as of March 31st in the historical period presented.

SOURCE: Bloomin’ Brands, Inc.